Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,799,060)
Unrealized Gain (Loss) on Market Value of Futures	(20,922,710)
Dividend Income	852
Interest Income	1,462
ETF Transaction Fees	700
Total Income (Loss)	$(22,718,756)

Expenses
Investment Advisory Fee	$95,290
Audit Fees	6,960
NYMEX License Fee	4,217
Brokerage Commissions	1,733
Non-interested Directors' Fees and Expenses	1,644
Prepaid Insurance Expense	900
SEC & FINRA Registration Expense	780
Total Expenses	$111,524
Net Gain (Loss)	$(22,830,280)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/11	$203,665,617
Withdrawals (200,000 Units)	(7,648,301)
Net Gain (Loss)	(22,830,280)

Net Asset Value End of Period	$173,187,036
Net Asset Value Per Unit (4,900,000 Units)	$35.34

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502